Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors

W&T Offshore, Inc.

We have audited the accompanying statement of revenues and direct operating expenses of the oil and gas properties acquired by W&T Offshore, Inc. from Callon Petroleum Operating Company (the Callon Properties), as described in Note 2, for the year ended December 31, 2012, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 2, of the Callon Properties for the year ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

Use of Incomplete Financial Statement Presentation

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion W&T Offshore, Inc.’s Form 8-K/A, and is not intended to be a complete financial presentation of the Callon Properties’ revenues and expenses.

/s/ Ernst & Young LLP

New Orleans, Louisiana

January 17, 2014

CALLON PROPERTIES

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

Year Ended December 31, 2012
Revenues	$48,559
Direct operating expenses	8,525

Revenues in excess of direct operating expenses	$40,034

See accompanying notes

CALLON PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On November 5, 2013 and December 4, 2013, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests and related facilities from Callon Petroleum Operating Company (“Callon”), referred to herein as the “Callon Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transactions was July 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price excluding asset retirement obligations was $82.7 million and is subject to further post-closing adjustments. The related asset retirement obligations, estimated at $4.2 million by W&T, were assumed by W&T. The Callon Properties consist primarily of a 15% non-operated working interest in the Medusa field (deepwater Mississippi Canyon blocks 538 and 582), interests in associated production facilities and various interests in other non-operated fields. All of these properties referred to above are located in the Gulf of Mexico of the United States.

2. Basis of Presentation

The accompanying audited statement (the “financial statement”) include revenues from oil, natural gas liquids (“NGLs”) and natural gas production and direct lease operating expenses associated with the Callon Properties. For purposes of this statement, all properties identified in the purchase and sale agreement between Callon and W&T are included herein, except for one property where preferential rights held by third parties were exercised. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Callon’s historical accounting records. During the period presented, the Callon Properties were not accounted for as a separate division or legal entity by Callon; therefore certain costs including, but not limited to, depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, the financial statement is not intended to be a complete presentation of the operating results of the Callon Properties and is not indicative of the financial condition or results of the operation of the Callon Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statement of revenues and direct operating expenses of the Callon Properties is presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

Revenue Recognition – Oil, NGLs and natural gas are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are recognized under the entitlement method of accounting. Under this method, revenue is deferred for deliveries in excess of the net revenue interest, while revenue is accrued for undelivered volumes. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties.

Sales to customers comprising greater than 10% of total revenues were as follows:

Year Ended December 31, 2012
Customers:
Shell Trading Company	89%

CALLON PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES – (Continued)

The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is not likely the loss of any single customer or contract would have a material long-term effect as such customers and arrangements could be replaced with similar terms and conditions.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are net working interest expenses related to the Callon Properties. Direct operating expenses include lease operating expenses, well repair expenses, gathering and transportation expenses, maintenance expenses, utility expenses, payroll expenses, and other direct operating expenses.

3. Subsequent Events

Subsequent events have been evaluated for recognition and disclosure through January 17, 2014, the date the financial statements were available to be issued.

4. Oil and Gas Reserve Estimation Process (unaudited)

The reserve estimates as of December 31, 2012 and 2011 were derived using reserve estimates as of June 30, 2013 and adding back production (rolled back) to estimate the reserve quantities, as this method was deemed to provide better estimates based on information currently available. No adjustments were made for revisions, extensions, discoveries or prices as such information was not available. The reserve estimates as of June 30, 2013 were determined by third-party reserve engineers Netherland, Sewell & Associates, Inc. Reserves are assessed for economic value, as only reserves estimated to be economically producible were included. The prices used for this assessment were developed using authoritative guidance and were based on the historical twelve-month unweighted average of the first-day-of-the-month price. The average price was adjusted by property for quality, energy content, transportation fees and regional price differences. The adjusted weighted-average commodity prices used in the economic assessment for the reserve estimates as of June 30, 2013 were $102.40 per barrel for oil and $4.49 per thousand cubic feet for natural gas.

5. Supplemental Oil and Gas Disclosures (unaudited)

The following tables summarize the net ownership interest in the estimated proved reserves and the standardized measure of discounted future net cash flows (“standardized measure”) related to the proved reserves for the Callon Properties. The components of the standardized measure were determined in accordance with the authoritative guidance of the Financial Accounting Standards Board (“FASB”) and the SEC.

There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil, NGLs and natural gas could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves. Similarly, the standardized measure incorporates various assumptions such as prices, costs, production rates and discount rates that are inherently imprecise. Actual results could be materially different and the results may not be comparable to estimates disclosed by other oil and gas companies.

All prices are held constant through the forecasted production period. The standardized measure of discounted cash flows as of December 31, 2012 and 2011 and the changes between periods were derived from these estimated reserve amounts and data from Callon’s and W&T’s records. Changes in the standardized measure were computed using data that could be reasonably obtained or estimated.

CALLON PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES – (Continued)

Proved Reserves

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate was made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. The amounts for natural gas include NGLs, as separate data for NGLs was not available. All of the reserves are located offshore in the Gulf of Mexico of the United States.

The following table sets forth estimated net quantities of the proved oil and natural gas reserves. The estimated net quantities were derived from third-party reserve engineer reports as of June 30, 2013 and rolled back for production. No adjustments were made for revisions, extensions and discoveries due to lack of available information.

		Natural	Total Oil and	Total Oil and
	Oil	Gas	Natural Gas	Natural Gas
	(MBbls)	(MMcf)	(MBoe) (1)	(MMcfe) (1)
Proved reserves as of December 31, 2011 (2)	2,198	6,660	3,309	19,850
Production	(412)	(1,071)	(591)	(3,543)
Revision of previous estimates and other	—	—	—	—

Proved reserves as of December 31, 2012 (2)	1,786	5,589	2,718	16,307

(1)	The conversion to cubic feet equivalent and barrels of equivalent measures was determined using the ratio of six Mcf of natural gas to one Bbl of crude oil (totals may not compute due to rounding). The conversion ratio does not assume price equivalency, and the price on an equivalent basis for oil and natural gas may differ significantly.
(2)	All of the proved reserves for the periods presented were classified as proved developed reserves.

Volume measurements:

Bbl – barrels for crude oil	Mcf – thousand cubic feet
MBbls – thousand barrels for crude oil	MMcf – million cubic feet
MBoe – thousand barrels of oil equivalent	MMcfe – million cubic feet equivalent

CALLON PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES – (Continued)

Standardized Measure

The standardized measure is the estimated net future cash inflows from estimated proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, estimated income taxes and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisition and exploration costs. Future cash inflows represent expected revenues from production of period-end quantities of estimated proved reserves based on the historical twelve-month unweighted average of the first-day-of-the-month prices and any fixed and determinable future price changes provided by contractual arrangements in existence at year end. The average price was adjusted by property for quality, energy content, transportation fees and regional price differences. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. The following prices were used in the standardized measure to estimate future revenues:

	Year Ended December 31,
Prices	2012	2011
Oil per barrel	$105.04	$106.07
Natural gas per Mcf	$3.05	$4.40

Estimated future production costs were based on historical costs. Such costs include, but are not limited to, production taxes and direct operating expenses. Inflation and other anticipatory costs were not considered.

Other costs, such as development costs, plugging and abandonment costs and income taxes, were based on incurred costs and internal estimates. Estimated future net cash flows were discounted to their present values based on a 10% annual discount rate.

The standardized measure does not purport, nor should it be interpreted, to present the fair market value of the oil and natural gas reserves. These estimates reflect estimated proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in the future, and the risks inherent in reserve estimates. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers. In addition, the standard measure incorporates estimates using a combination of data from W&T’s and Callon’s records which could be reasonably obtained, but this computation process may contain inconsistencies.

CALLON PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES – (Continued)

Standardized measure of discounted future net cash flows relating to estimated proved oil and natural gas reserves is as follows (in thousands):

Year Ended December 31, 2012
(in thousands)
Standardized Measure
Future cash inflows (1)	$204,648
Future costs:
Production (1)	(66,533)
Dismantlement, abandonment and other expenditures (2)	(11,613)
Income taxes (3)	(6,973)

Future net cash inflows before 10% discount	119,529
10% annual discount factor	(28,457)

Standardized measure	$91,072

Changes to the standardized measure of discounted cash flows relating to proved oil and natural gas reserves are as follows (in thousands):

Year Ended December 31, 2012
(in thousands)
Standardized Measure
Standardized measure, beginning of year	$124,073
Sales and transfers of oil and gas produced, net of production costs (4)	(38,738)
Net change in price, net of future production costs	(12,120)
Incurred dismantlement, abandonment and other expenditures (5)	1,127
Accretion of discount (6)	12,407
Income taxes	5,572
Other changes	(1,249)

Net decrease in standardized measure	(33,001)

Standardized measure, end of year	$91,072

The standardized measure of discounted future cash flows (discounted at 10%) as of the beginning of the period and the changes during the period were developed as follows:

1.	Cash inflows and production costs were estimated using reserve volumes from June 30, 2013 and rolled back for production to the applicable date. Prices and production cost estimates for the applicable period were derived from Callon’s records and applied to these rolled back reserves to estimate cash inflows and outflows.
2.	Dismantlement, abandonment and other expenditures were derived from internal estimates.
3.	Income taxes were estimated using the corporate income tax rate of 35%. The tax basis was estimated using the adjusted purchase price and cash flows from production to roll back the tax basis to the prior periods.
4.	Sales and transfers were based on historical data provided by Callon.
5.	Represents incurred capitalized costs.
6.	Accretion of discount was estimated using a 10% factor on the beginning of year balance.

CALLON PROPERTIES

UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Revenues	$30,449	$36,318
Direct operating expenses	5,711	6,068

Revenues in excess of direct operating expenses	$24,738	$30,250

See accompanying notes

CALLON PROPERTIES

NOTES TO UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On November 5, 2013 and December 4, 2013, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests and related facilities from Callon Petroleum Operating Company (“Callon”), referred to herein as the “Callon Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was July 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price excluding asset retirement obligations was $82.7 million and is subject to further post-closing adjustments. The related asset retirement obligations, estimated at $4.2 million by W&T, were assumed by W&T. The Callon Properties consist primarily of a 15% non-operated working interest in the Medusa field (deepwater Mississippi Canyon blocks 538 and 582), interests in associated production facilities and various interests in other non-operated fields. All of these properties referred to above are located in the Gulf of Mexico of the United States.

2. Basis of Presentation

The accompanying unaudited statements (the “financial statements”) include revenues from oil, natural gas liquids (“NGLs”) and natural gas production and direct lease operating expenses associated with the Callon Properties. For purposes of these statements, all properties identified in the purchase and sale agreement between Callon and W&T are included herein, except for one property where preferential rights held by third parties were exercised. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Callon’s historical accounting records. During the periods presented, the Callon Properties were not accounted for as a separate division or legal entity by Callon; therefore certain costs including, but not limited to, depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, the financial statements are not intended to be a complete presentation of the operating results of the Callon Properties and are not indicative of the financial condition or results of the operation of the Callon Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statements of revenues and direct operating expenses of the Callon Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenue Recognition – Oil, NGLs and natural gas are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are recognized under the entitlement method of accounting. Under this method, revenue is deferred for deliveries in excess of the net revenue interest, while revenue is accrued for undelivered volumes. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are net working interest expenses related to the Callon Properties. Direct operating expenses include lease operating expenses, well repair expenses, gathering and transportation expenses, maintenance expenses, utility expenses, payroll expenses, and other direct operating expenses.